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                          [MOORE STEPHENS LETTERHEAD]



                                                                 August 25, 1999


Securities and Exchange Commission
450 5th Street N.W.
Washington DC 20549


Gentlemen,

We have read the attached statement made by The Cronos Group (the "Registrant") (File No. 0-24464), which we understand has been filed with the Commission, pursuant to the requirements of Item 4 of Form 8-K as part of the Registrant's Form 8-K for the month of August 1999. We agree with the statements concerning our firm in such form 8-K.


Yours faithfully,



/s/ Moore Stephens, London
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Moore Stephens, London
SEC Independent Auditor



/s/ Moore Stephens S.a.r.l.
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Moore Stephens S.a.r.l.
Luxembourg Statutory Auditor